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                                                                EXHIBIT 99(j)(2)

Consent of Independent Registered Public Accounting Firm

The board and shareholders
RiverSource California Tax-Exempt Trust:
     RiverSource California Tax-Exempt Fund

We consent to the use of our report dated October 20, 2006 incorporated by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.


                                        /s/ KPMG LLP
                                        ----------------------------------------
                                        KPMG LLP

Minneapolis, Minnesota
October 29, 2007